Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of October 26, 2016 and effective as of the Effective Date (as hereinafter defined), is made and entered into by and among MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP, a Delaware limited partnership (the “Borrower”), the other Loan Parties under the Credit Agreement referred to below, each of the Lenders (as hereinafter defined) party hereto and BANK OF AMERICA, N.A., as administrative agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”).

RECITALS

A. The Borrower and the Lenders party hereto are parties to that certain Credit Agreement, dated as of April 25, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the banks, financial institutions and other entities from time to time party thereto as lenders (including the L/C Issuer) (collectively, the “Lenders”), and the Administrative Agent.

B. In connection with the Credit Agreement, the Loan Parties executed various Loan Documents to guaranty and/or secure the obligations of the Borrower under the Credit Agreement.

C. The Borrower has requested that the Lenders party hereto agree to amend the Credit Agreement subject to, and in accordance with, the terms and conditions set forth herein.

D. The Lenders party hereto are willing to agree to enter into this First Amendment, subject to the conditions and on the terms set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, each of the other Loan Parties and each of the Lenders party hereto agree as follows:

1. Definitions. Except as otherwise expressly provided herein, capitalized terms used in this First Amendment shall have the meanings given in the Credit Agreement, and the rules of interpretation set forth in the Credit Agreement shall apply to this First Amendment.

2. Amendments to Credit Agreement.

(a)	The following new definition is hereby added to Section 1.01 of the Credit Agreement, inserted in proper alphabetical order:

““First Amendment Effective Date” shall mean the “Effective Date” as defined in that certain First Amendment to Credit Agreement, dated as of October 26, 2016, among the Borrower, the other Loan Parties, the Administrative Agent and the Lenders party thereto.”

““Debt Rating” means, as of any date of determination, each of the corporate credit rating of the Borrower determined by S&P and the corporate family rating of the Borrower determined by Moody’s.

Initially, the Applicable Rate in respect of the Term B Facility shall be at Pricing Level 2. Thereafter, each change in the Applicable Rate in respect of the Term B Facility resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade or a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. In no event shall the Administrative Agent be responsible for, or have any liability for, monitoring the Debt Rating.”

(b)	The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (b) thereof as follows (for the avoidance of doubt, without affecting the paragraph following such clause (b)):

“and (b) in respect of the Term B Facility, the following percentages per annum, based on the Debt Rating as set forth below:

Applicable Rate
Pricing Level	Debt Ratings S&P and Moody’s	Eurodollar Rate	Base Rate
1	Both Ba3 or better and BB- or better	2.50%	1.50%

2	Below Ba3 or below BB- (or if for any reason Pricing Level 1 does not apply)	2.75%	1.75%

”

(c)	Section 2.04(a) of the Credit Agreement is hereby amended by amending and restating the penultimate sentence thereof as follows:

“Notwithstanding anything to the contrary contained herein, any prepayment of the Term B Facility made after the First Amendment Effective Date but on or prior to the six (6) month anniversary of the First Amendment Effective Date in connection with a Repricing Event shall be accompanied by the payment of the fee described in Section 2.08(c).”

(d)	Section 2.04(b)(iv) of the Credit Agreement is hereby amended by amending and restating the last sentence thereof as follows:

“Any prepayment of the Term B Facility after the First Amendment Effective Date and on or prior to the six (6) month anniversary of the First Amendment Effective Date pursuant to Section 2.04(b)(ii) in connection with a Repricing Event described in clause (i) of the definition thereof shall be accompanied by the payment of the fee described in Section 2.08(c).”

(e)	Section 2.08(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) Repricing Fee. If a Repricing Event is consummated after the First Amendment Effective Date and on or prior to the six (6) month anniversary of the First Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of (i) each Term B Lender with Term B Loans that are repaid and (ii) each Term B Lender that withholds its consent to such Repricing Event and is replaced or terminated as a Term B Lender under Section 11.13, a fee in an amount equal to 1.00% of (x) in the case of a Repricing Event described in clause (i) of the definition thereof, the aggregate principal amount of all Term B Loans of such Term B Lender that are prepaid in connection with such Repricing Event and (y) in the case of a Repricing Event described in clause (ii) of the definition thereof, the aggregate principal amount of all Term B Loans of such Term B Lender that are so assigned or terminated and repaid under Section 11.13. Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Event.”

3. Representations and Warranties. To induce the Lenders party hereto to agree to this First Amendment, the Borrower and each of the other Loan Parties represent to the Lenders and the Administrative Agent that as of the date hereof and as of the Effective Date:

(a) the Borrower and each of the other Loan Parties have all requisite power and authority to enter into, execute and deliver this First Amendment and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, this First Amendment;

(b) the execution and delivery of this First Amendment and the performance of the obligations of the Borrower and each of the other Loan Parties under or in respect of this First Amendment have been duly authorized by all necessary corporate or other organizational action on the part of the Borrower and each of the other Loan Parties;

(c) the execution and delivery of this First Amendment and the performance of the obligations of such Loan Party under or in respect of this First Amendment do not and will not (i) require any consent or approval not heretofore obtained of any member, partner, director, stockholder, security holder or creditor of such Loan Party; (ii) violate or conflict with any provision of such party’s charter, articles of incorporation, operating agreement, partnership agreement or bylaws, as applicable; (iii) violate or conflict with any provision of the indentures governing the public Indebtedness of the Borrower and the Restricted Subsidiaries, except to the extent that such violation or conflict could not reasonably be expected to have a Material Adverse Effect; (iv) result in or require the creation or imposition of any Lien upon or with respect to any Property of the Borrower, and the Restricted Subsidiaries, other than Liens permitted by Section 8.03 of the Credit Agreement; or violate any Requirement of Law applicable to such Party, except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect;

(d) this First Amendment has been duly and validly executed and delivered by the Borrower and each of the other Loan Parties and constitutes a legal, valid and binding obligation of the Borrower and each of the other Loan Parties, enforceable against the Borrower and each of the other Loan Parties in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion;

(e) after giving effect to this First Amendment, no event has occurred and is continuing or will result from the execution and delivery of this First Amendment or the performance by the Borrower and the other Loan Parties of their obligations hereunder that would constitute a Default or an Event of Default; and

(f) each of the representations and warranties made by such Loan Party in or pursuant to Article V of the Credit Agreement, as amended hereby, is true and correct in all material respects on and as of the Effective Date as if made on and as of such date; provided, that, to the extent that such representations or warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

4. Effectiveness of this First Amendment. This First Amendment shall be effective only if and when:

(a) the Borrower, the other Loan Parties, and each Lender who has consented hereto have delivered their fully executed signature pages hereto to the Administrative Agent;

(b) each of the representations and warranties contained in Section 3 of this First Amendment shall be true and correct in all material respects;

(c) at such time that this First Amendment becomes effective, all Term B Loans are held by Term B Lenders who have consented to this First Amendment with respect to their entire respective Term B Loans at such time;

(d) the Borrower shall have paid all fees and expenses owed to the Administrative Agent, the BofA Arranger (as defined below) and the Lenders accrued through and including the Effective Date to such Administrative Agent, BofA Arranger and Lenders; and

(e) unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least three Business Days prior to the Effective Date.

This First Amendment shall be effective on the date (the “Effective Date”) on which all of the foregoing conditions are satisfied (such conditions to be satisfied no later than October 28, 2016).

5. Acknowledgments. By executing this First Amendment, each of the Loan Parties (a) consents to this First Amendment and the performance by the Borrower and each of the other Loan Parties of their obligations hereunder, (b) acknowledges that notwithstanding the execution and delivery of this First Amendment, the obligations of each of the Loan Parties under the Guaranty, the Pledge Agreement, the Security Agreement and each of the other Loan Documents to which such Loan Party is a party are not impaired or affected and the Guaranty, the Pledge Agreement, the Security Agreement and each such Loan Document continues in full force and effect and (c) affirms and ratifies, to the extent it is a party thereto, the Guaranty, the Pledge Agreement, the Security Agreement and each other Loan Document with respect to all of the Obligations as amended hereby.

6. Miscellaneous.

(a) THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN ANY LOAN DOCUMENT WHICH EXPRESSLY STATES THAT IT SHALL BE GOVERNED BY THE LAW OF ANOTHER JURISDICTION) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL EACH BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) This First Amendment may be executed in one or more duplicate counterparts and, subject to the other terms and conditions of this First Amendment, when signed by all of the parties listed below shall constitute a single binding agreement. Delivery of an executed signature page to this First Amendment by facsimile transmission or electronic mail shall be as effective as delivery of a manually signed counterpart of this First Amendment.

(c) The Borrower has appointed each of Bank of America, N.A. (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this First Amendment, collectively with Bank of America, N.A., the “BofA Arranger”), JPMorgan Chase Bank, N.A., Barclays Bank PLC, BNP Paribas Securities Corp., Citigroup

Global Markets Inc., Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., Fifth Third Bank, Morgan Stanley Senior Funding, Inc., Sumitomo Mitsui Banking Corporation and SunTrust Robinson Humphrey, Inc. to act as joint lead arrangers and joint bookrunners for this First Amendment (in such capacity, the “First Amendment Arrangers”), JPMorgan Chase Bank, N.A. to act as syndication agent for this First Amendment (in such capacity, the “First Amendment Syndication Agent”), and each of Bank of America, N.A., Barclays Bank PLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Citizens Bank, N.A., Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., Fifth Third Bank, Morgan Stanley Senior Funding, Inc., Sumitomo Mitsui Banking Corporation, SunTrust Bank and The Bank of Nova Scotia to act as co-documentation agents for this First Amendment (in such capacity, the “First Amendment Co-Documentation Agents”). Each First Amendment Arranger, the First Amendment Syndication Agent and each First Amendment Co-Documentation Agent shall in such capacity, as applicable, be entitled to all of the rights, protections and immunities of an “Arranger” under the Credit Agreement; provided, that in no event will the First Amendment Arrangers, the First Amendment Syndication Agent and the First Amendment Co-Documentation Agents (other than the BofA Arranger) be entitled to any fees and expenses, and in no event will the Borrower be obligated to pay any fees and expenses to any of the First Amendment Arrangers, the First Amendment Syndication Agent and the First Amendment Co-Documentation Agents (other than the BofA Arranger), in connection with their roles as First Amendment Arrangers, First Amendment Syndication Agent and First Amendment Co-Documentation Agents, as applicable.

(d) Except as amended hereby, all of the provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect except that each reference to the “Credit Agreement”, or words of like import in any Loan Document, shall mean and be a reference to the Credit Agreement as amended hereby. This First Amendment shall be deemed a “Loan Document” as defined in the Credit Agreement. Sections 11.14(b), 11.14(c), 11.14(d) and 11.15 of the Credit Agreement shall apply to this First Amendment as if expressly set forth herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed as of the day and year first above written, to be effective as of the Effective Date.

Borrower:

MGM GROWTH PROPERTIES LIMITED PARTNERSHIP LP

By:	/s/ Andy H. Chien
Name:	Andy H. Chien
Title:	Chief Financial Officer and Treasurer

Other Loan Parties:

MGP LESSOR, LLC
MGP LESSOR HOLDINGS, LLC
MGP ESCROW CO-ISSUER, INC.

By:	/s/ Andy H. Chien
Name:	Andy H. Chien
Title:	Chief Financial Officer and Treasurer

[Signature Page to First Amendment]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ DeWayne D. Rosse
Name:	DeWayne D. Rosse
Title:	Assistant Vice President

[Signature Page to First Amendment]

[Lender signature pages on file with the Administrative Agent]